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                                                                    EXHIBIT 23.4

                                                                   [FINPRO LOGO]

December 15, 2004

Board of Directors
Charter Oak Community Bank Corp.
Rockville Financial, Inc.
Rockville Bank
25 Park Street
Rockville, CT 06066

Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro"), in the Connecticut Notice to Effect a Mutual Holding Company Reorganization, the FDIC Interagency Bank Merger Application of Rockville Bank, and the Application to the Board of Governors of the Federal Reserve System on Form Fr Y-3 and any amendments thereto and references to the Conversion Valuation Appraisal Report ("Report") and the valuation of Rockville Financial, Inc. provided by FinPro. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report and the valuation of Rockville Financial, Inc. provided by FinPro in the Form S-1 Registration Statement filed by Rockville Financial, Inc. and any amendments thereto, and any amendments thereto and our opinion regarding subscription rights filed as an exhibit to the applications referenced above.

Very Truly Yours,

/s/ FinPro, Inc.
--------------------
FinPro, Inc.

         20 CHURCH STREET - P.O. BOX 323 - LIBERTY CORNER, NJ 07938-0323
                    - TEL: 908.604.9336 - FAX: 908.604.5951
                     FINPRO@FINPRONJ.COM - WWW.FINPRONJ.COM